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                                                                    EXHIBIT 4.3

                       FORM OF SERIES B STOCK CERTIFICATE
                            PRICE LEGACY CORPORATION



              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND


            PB-

                            PRICE LEGACY CORPORATION

            9% Series B Junior Convertible Redeemable Preferred Stock



THIS CERTIFIES THAT: __________________ IS THE REGISTERED HOLDER OF ____________________ fully paid and non-assessable Shares of 9% Series B Junior Convertible Redeemable Preferred Stock, par value $0.0001 per share, of

                            PRICE LEGACY CORPORATION

HEREINAFTER DESIGNATED "THE CORPORATION", TRANSFERABLE ON THE SHARE REGISTER OF THE CORPORATION UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ASSIGNED.

         This certificate and the shares represented thereby shall be held subject to all of the provisions of the Certificate of Incorporation and the By-laws of said Corporation, a copy of each of which is on file at the office of the Corporation, and made a part hereof as fully as though the provisions of said Certificate of Incorporation and By-laws were imprinted in full on this certificate, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.

         Any stockholder may obtain from the principal office of the Corporation, upon request and without charge, a statement of the number of shares constituting each class or series of stock and the designation thereof; and a copy of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights and the By-laws.

         WITNESS THE SEAL OF THE CORPORATION AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS. DATED:



                                    SEAL
----------------------------------         -------------------------------------
Graham R. Bullick, President                    S. Eric Ottesen, Secretary


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THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially Own in excess of 5% of the outstanding Capital Shares of the Corporation (by value or by number of shares whichever is more restrictive); (ii) no Person may Constructively Own in excess of 9.8% of the outstanding Capital Shares of the Corporation (by value or by number of shares, whichever is more restrictive); (iii) no Person may Beneficially or Constructively Own Capital Shares that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer Capital Shares if such Transfer would result in the capital stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Capital Shares which causes or will cause a Person to Beneficially or Constructively Own Capital Shares in excess of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the Capital Shares represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Shares on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation, at the Corporation's principal office.

The Corporation will furnish a full statement of the information required by
Section 2211 of the Maryland General Corporation Law to any stockholder on request and without charge. Keep this certificate in a safe place. If it is lost, stolen or destroyed, the Corporation will require a bond of indemnity as a condition to the issuance of a replacement certificate.

FOR VALUE RECEIVED, _______________________hereby sell, assign and transfer unto

________________________________________________________________________________

________________________________________________________________________________

__________________________________________________________________________SHARES
OF THE PREFERRED STOCK REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSOLIDATE AND APPOINT ___________________________________________
ATTORNEY TO TRANSFER THE SAID STOCK ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.



DATED:              20
------------------------

         In presence of

                         -------------------------------------------

         NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.